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Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF
ALLIANCE DATA SYSTEMS CORPORATION

        This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the quarter ended June 30, 2004 (the "Form 10-Q") of Alliance Data Systems Corporation (the "Registrant").

        I, Edward J. Heffernan, the Chief Financial Officer of the Registrant certify that to the best of my knowledge:

  (i)
  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

  (ii)
  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 6, 2004

/s/ EDWARD J. HEFFERNAN Name: Edward J. Heffernan Chief Financial Officer
Subscribed and sworn to before me this 6th day of August, 2004.
/s/ JANE BAEDKE Name: Jane Baedke Title: Notary Public
My commission expires: October 23, 2004

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF ALLIANCE DATA SYSTEMS CORPORATION